THE JAPAN FUND, INC.

                                 CODE OF ETHICS

                               AS OF JULY 29, 2004

         While affirming its confidence in the integrity and good faith of all of its officers and directors, The Japan Fund, Inc. (the "Fund") recognizes that the knowledge of present or future portfolio transactions and/or, in certain instances, the power to influence portfolio transactions which may be possessed by certain of its officers or directors, could place such individuals, if they engage in personal securities transactions, in a position where their personal interests may conflict with that of the Fund. In view of this and of the provisions of Rule 17j-1(b) under the Investment Company Act of 1940, as amended ("1940 ACT"), the Fund has determined to adopt this Code of Ethics ("the Fund's Code" or "this Code") to specify and prohibit certain types of personal securities transactions that may create conflicts of interest and to establish reporting requirements and enforcement procedures.

         This Code is divided into four parts. The first part contains provisions applicable to officers and directors who are also either officers, directors or employees of Fidelity Management & Research (or an affiliate thereof), which is the investment adviser to the Fund (the "ADVISER"); the second part pertains to officers and directors who are also either officers, directors or employees of SEI Investments Mutual Fund Services (or an affiliate thereof), which is administrator to the Fund (the "ADMINISTRATOR"), the third part pertains to officers, directors and honorary directors unaffiliated with the Adviser or the Administrator; and the fourth part contains record-keeping and other general provisions.

         The Adviser and the Administrator impose stringent reporting requirements and restrictions on the personal securities transactions of its personnel. The Fund has determined that the high standards established by the Adviser and the Administrator may be appropriately applied by the Fund to its officers and those of its directors who are affiliated with the Adviser or the Administrator and, accordingly, may have frequent opportunities for knowledge of and, in some cases, influence over, Fund portfolio transactions.

         In the experience of the Fund, officers, directors and honorary directors who are unaffiliated with the Adviser or the Administrator have comparatively less current knowledge and considerably less influence over specific purchases and sales of securities by the Fund. Therefore, this Code contains separate provisions applicable to these unaffiliated officers and directors.

I.       DEFINITIONS

                   A. "AFFILIATED DIRECTOR" means, for purposes of this Code, a director or honorary director of the Fund who is a director, officer or employee of the Adviser or Administrator or an affiliate of either.

                   B. "AFFILIATED OFFICER" means, for purposes of this Code, an officer of the Fund who is a director, officer or employee of the Adviser or Administrator or an affiliate of either.

                   C. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1 (a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all securities that an unaffiliated director has or acquires.

                   D. "CONTROL" shall have the same meaning as that set forth in
                   Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides in general that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

                   E. "DERIVATIVE" means options, futures contracts, options on futures contracts, swaps, caps and the like, where the underlying instrument is a security, a securities index, a financial indicator, or a precious metal.

                   F. "DISINTERESTED DIRECTOR" means a director or honorary director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

                   G. "INTERESTED DIRECTOR" means a director or honorary director of the Fund who is an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

                   H. "LATE TRADING" means when a mutual fund order is received from a client after the Fund's trading deadline and after the day's closing price (NAV) is calculated in accordance with Rule 22c-1.

                    I. "MARKET TIMING" means the purchase or sale of Fund shares within thirty (30) days with the intention of capturing short-term profits from market volatility.

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                    J. "PURCHASE OR SALE OF A SECURITY" includes, among other
                    things, the writing of an option to purchase or sell a security.

                   K. "SECURITY" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, other high quality short-term debt instruments, including repurchase agreements, and shares issued by registered open-end investment companies (including the Fund). The term "security" includes any separate security which is convertible into, exchangeable for or which carries a right to purchase a security and also includes derivatives.

                    L. "UNAFFILIATED DIRECTOR" means, for purposes of this Code, a director or honorary director of the Fund who is not a director, officer or employee of the Adviser or Administrator or an affiliate of either.

                    M. "UNAFFILIATED OFFICER" means, for purposes of this Code, an officer of the Fund who is not a director, officer or employee of the Adviser or Administrator or an affiliate of either.

          II. RULES APPLICABLE TO AFFILIATED OFFICERS AND AFFILIATED DIRECTORS BY VIRTUE OF AFFILIATION WITH THE ADVISER.

                  A.       INCORPORATION OF THE ADVISER'S CODE OF ETHICS.

                        1. The Code of Ethics of Fidelity Investments, as
                   revised from time to time, which has been adopted by the Adviser and is referred to herein as the "Adviser's Code," is attached as Appendix A hereto. The Adviser's Code is hereby incorporated herein by reference as the Fund's Code applicable to Affiliated Officers and Affiliated Directors of the Fund who are employees of the Adviser (or affiliates thereof).

                        2. Compliance with the Adviser's Code is deemed to
                   satisfy the reporting and compliance requirements of the Fund's Code. A violation of any of these parts of the Adviser's Code shall constitute a violation of the Fund's Code.

          III. RULES APPLICABLE TO AFFILIATED OFFICERS AND AFFILIATED DIRECTORS BY VIRTUE OF AFFILIATION WITH THE ADMINISTRATOR

                   A.       INCORPORATION OF THE ADMINISTRATOR'S CODE OF ETHICS.

                        1. The Code of Ethics of SEI Investments Company, as
                   revised from time to time, which has been adopted by the Administrator and is referred to herein as the "Administrator's Code," is attached as Appendix B hereto. The Administrator's Code is hereby incorporated herein by reference as the Fund's Code applicable to Affiliated Officers and Affiliated Directors of the Fund who are employees of the Administrator (or affiliates thereof).

                        2. Compliance with the Administrator's Code is deemed to
                   satisfy the reporting and compliance requirements of the Fund's Code. A violation of any of these parts of the Administrator's Code shall constitute a violation of the Fund's Code.

          IV. RULES APPLICABLE TO THE UNAFFILIATED OFFICERS AND UNAFFILIATED DIRECTORS

                   A.       PROHIBITED PURCHASES AND SALES.

                        1. No Unaffiliated Director or Unaffiliated Officer of
                   the Fund shall purchase or sell, directly or indirectly, any security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale:

                            a. is being considered for purchase or sale by the
                        Fund or the Adviser, or was being so considered, within the most recent 15 days; or

                            b. is being purchased or sold by the Fund or was
                        purchased or sold by the Fund within the most recent 15 days.

                        2. No Unaffiliated Director or Unaffiliated Officer of
                   the Fund shall engage in, or facilitate, Market Timing or Late Trading in the Fund.

                        B.       PRE-CLEARANCE.

                    Unaffiliated Directors and Unaffiliated Officers of the Fund are not generally required to preclear their personal trades. In the event any such Unaffiliated Director or

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                    Unaffiliated Officer has, however, within the 15 days prior to the personal trade he/she is considering, learned about a specific security or company from a Fund officer or other person in a position to know about contemplated Fund transactions, such Unaffiliated Director or Unaffiliated Officer must pre-clear trading such security or in any other security issued by such company with an individual appointed from time to time by the board of directors to pre-clear transactions and review reports (a "REVIEW OFFICER").

                    C.       EXEMPTED TRANSACTIONS.

                    The Prohibitions of Section IV. A. and the pre-clearance procedures designated in Section IV.
                    B. of this Code shall not apply to:

                        1. purchases or sales effected in any account over which
                   the Unaffiliated Director or Unaffiliated Officer has no direct or indirect influence or control;

                        2. purchases or sales which are non-volitional on the
                   part of either the unaffiliated director or the Fund (that is, purchases which are part of an automatic dividend reinvestment plan, demutualizations, stock splits, stock gained from mergers or spin-offs, automatic tender offers or stock dividends);

                        3. purchases effected upon the exercise of rights issued
                   by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from such issuer (as opposed to the purchase or sale of such rights or the sale of securities received upon exercise of rights); and

                        4. purchases or sales of securities which are not
                   permitted to be held or acquired by the Fund, provided that the securities that are the subject of the transaction are not convertible or exercisable into securities which are permitted to be held or acquired by the Fund.

                   If in doubt, an Unaffiliated Director or Unaffiliated Officer should discuss his/her situation with the Review Officer prior to relying on one of the exceptions listed above.

                         D.       REPORTING.

                        1. UNAFFILIATED DIRECTORS WHO ARE NONE THE LESS
                   INTERESTED DIRECTORS AND UNAFFILIATED OFFICERS. Every Unaffiliated Director who is an Interested Director and every Unaffiliated Officer shall file with the Review Officer, or his/her designee, a quarterly transaction report (Attachment A to this Code, which shall indicate the quarter of the report as well as the date it was submitted and shall be made not later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected) with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, whether or not one of the exemptions listed in IV. C. above applies; PROVIDED, HOWEVER, that no person shall be required to make a report with respect to (a) non-volitional transactions of the type described above or (b) transactions effected for any account over which such person does not have any direct or indirect influence or control. Each such Unaffiliated Officer or Unaffiliated Director, shall also file with the Review Officer, or his/her designee, holdings reports (within ten (10) days of commencing service as a director or officer, and, annually thereafter, a report showing all holdings of securities in which he/she has beneficial ownership (which information must be current as of a date no more than 45 days prior to (a) the date the person becomes an Access Person or (b) the date the annual report is submitted) (use Attachments B and C). Such reports must be filed even if the officer or director has no holdings).

                        2. UNAFFILIATED DIRECTORS WHO ARE NOT INTERESTED
                   DIRECTORS. These Directors normally do not need to report personal security transactions or personal holdings. However, every such director shall file with the Review Officer, or his/her designee, a quarterly transaction report (Attachment A to this Code) with respect to transactions in any security in which such director has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, whether or not one of the exemptions listed in Section IV. C. applies, if such director at the time of that transaction, knew or, in the ordinary course of fulfilling his/her official duties as a director of the Fund, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the director: (i) such security was purchased or sold by the Fund; or (ii) such security was being considered for purchase or sale by the Fund or the Adviser; PROVIDED, HOWEVER, that in any case, such director shall not be required to make a report with respect to (a) non-volitional transactions of the type described above or (b) transactions effected for any account over which such director does not have any direct or indirect influence or control. Such quarterly transaction report shall indicate the date it was submitted and shall be made not later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected. Attachment A to this Code shall be used to report transactions required to be reported pursuant hereto.

                        3. Any transaction or holdings report may contain a
                   statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the security to which the report relates.

                        4. Annually, all Unaffiliated Directors and Unaffiliated
                   Officers shall also promptly submit an "Annual Acknowledgement of Obligations Under the Fund's Code of Ethics" (use Attachment C to this Code) upon such report being requested from a director or officer by the Review Officer or his/her designee.

                      E.       REVIEW.

                        1. The Review Officer or his/her designee shall compare
                   the reported personal holdings and personal securities transactions with completed and contemplated portfolio transactions of the Fund to determine whether any transactions ("REVIEWABLE TRANSACTIONS") listed in Section
                   IV. A. may have occurred.

                         2. If a Reviewable Transaction may have occurred, the
                   Review Officer shall submit the report and pertinent information concerning completed or contemplated portfolio transactions of the Fund to counsel to the Fund. Such counsel shall determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by an unaffiliated director, such counsel shall give such person an opportunity to supply additional information regarding the transaction in question.

                      F.       SANCTIONS.

                    If such counsel determines that a violation of this Code has occurred, such counsel shall so advise a committee consisting of Disinterested Directors, other than the person whose transaction is under consideration, and shall provide the committee with the report, the record of pertinent actual or contemplated portfolio transactions of the Fund and any additional material supplied by such person. The committee, at its option, shall either impose such sanction as it deems appropriate or refer the matter to the board of directors, which shall impose such sanctions as are deemed appropriate. The sanctions that may be imposed hereunder include, without limitation, reversing the improper personal securities transaction and/or disgorging any profit realized, censure, imposition of restrictions on personal trading and fines.

          V.       MISCELLANEOUS.

                      A.       AMENDMENTS TO FUND'S, ADVISER'S AND
                               ADMINISTRATOR'S  CODES OF ETHICS.

                      Any material amendments to this Code shall be approved by the board of directors of the Fund. Any amendment to the Adviser's Code shall be deemed an amendment to Section II.
                      A. 1. of this Code provided that any material amendment to any part of the Adviser's Codes of Ethics incorporated herein must be approved by the board of directors of the Fund within six (6) months of the change. Any amendment to the Administrator's Code shall be deemed an amendment to
                      Section III. A. 1. of this Code provided that any material amendment to any part of the Administrator's Codes of Ethics incorporated herein must be approved by the board of directors of the Fund within six (6) months of the change.

                      B.       ANNUAL REPORT.

                      The Review Officer or his/her designee shall report annually to the board of directors concerning issues arising under this Code or existing procedures and any material changes to those procedures, as well as any material violations and sanctions imposed during the past year which related to the Fund. Such report shall be in writing and include any certification required by law. Such report may be made jointly with the report provided by the Adviser or Administrator pursuant to the Adviser's or Administrator's Code or, if made separately, need not duplicate information provided in the Adviser's or Administrator's report.

                      C.       RECORDS.

                      The Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm or such other medium permitted under Rule 31a-2(f) under the 1940 Act and shall be made available for examination by representatives of the Securities and Exchange Commission.

                        1. A copy of this Code and any other code which is, or
                      at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

                        2. A record of any violation of such code(s) of ethics
                   and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

                        3. A copy of each report made by an officer or director
                   pursuant to such code(s) of ethics, including any information provided in lieu of such reports, shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

                        4. A list of all persons who are, or within the past
                   five years have been, required to make reports pursuant to such code(s) of ethics shall be maintained in an easily accessible place;

                        5. A list of names of all persons who are, or within the
                   past five years, have been responsible for reviewing any transaction or holdings reports filed pursuant to such code(s) shall be maintained in an easily accessible place; and

                        6. A copy of each report made to the board of directors
                   pursuant to such code(s) shall be maintained for at least five (5) years after the end of the fiscal year in which it was made, the first two (2) years in an easily accessible place.

                        7. A record of any decision, and the reasons supporting
                   the decision, to approve the acquisition by Investment Personnel (as such term is defined in Rule 17j-1(a)(7)) of securities under paragraph (e) of Rule 17j-1 for at least five (5) years after the end of the fiscal year in which the approval is granted.

                    D.       CONFIDENTIALITY.

                    All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as otherwise provided herein.

                    E.    INTERPRETATION OF PROVISIONS.

                    The board of directors may from time to time adopt such interpretations of this Code as it deems appropriate.

ATTACHMENT A

                                                                    CONFIDENTIAL

 RETURN COMPLETED FORM TO: SEI LEGAL DEPARTMENT, ATTN: COMPLIANCE OFFICER, ONE
                 FREEDOM VALLEY DRIVE, OAKS, PENNSYLVANIA 19456

                              THE JAPAN FUND, INC.
                       QUARTERLY PERSONAL TRADING REPORT

             CODE OF ETHICS, IV. D. REPORT FOR REVIEW UNDER IV. E.

                         _______________________, 20___

                                [QUARTER & DATE]

---------------------------------
           Print Name

The form on the next page discloses for the quarterly period above all acquisitions and dispositions noted in the definition of "Reportable Transactions" below.



                                   ---------------------------------------------
                                   Signature                          Date

* REPORTABLE TRANSACTIONS are all acquisitions or dispositions (e.g., exercise of rights, receipt of a gift), regardless of size, in securities, including The Japan Fund, Inc., or derivatives (including futures & options), except transactions in (a) direct obligations of the U.S. Government, (b) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements and (c) shares of registered open-end investment companies (mutual funds) other than The Japan Fund, Inc. Non-volitional transactions are NOT required to be reported. The following types of transactions will be deemed non-volitional: stock splits, automatic tender offers, stock gained from mergers or spin-offs, stock dividends, demutualizations and transactions which are part of an automatic investment plan.

ATTACHMENT A

SALES OR OTHER DISPOSITIONS

--------------- ------------ ------------ ------------- ------------- ------------ ------------ ------------- ------------
                                                                                                  Broker/
                               Ticker/      Issuer/                                 Principal     Dealer/        Acct
Security Type      Units        Cusip       Company      Trade Date      Price       Amount       Bank(1)          #
=============== ============ ============ ============= ============= ============ ============ ============= ============

--------------- ------------ ------------ ------------- ------------- ------------ ------------ ------------- ------------

--------------- ------------ ------------ ------------- ------------- ------------ ------------ ------------- ------------

--------------- ------------ ------------ ------------- ------------- ------------ ------------ ------------- ------------

--------------- ------------ ------------ ------------- ------------- ------------ ------------ ------------- ------------

--------------- ------------ ------------ ------------- ------------- ------------ ------------ ------------- ------------

------------ ------------- ------------

 Interest      Maturity    Gift/ AIP/
  Rate(2)      Date(2)       NBI(3)
============ ============= ============

------------ ------------- ------------

------------ ------------- ------------

------------ ------------- ------------

------------ ------------- ------------

------------ ------------- ------------


PURCHASE OR OTHER ACQUISITIONS

--------------- ------------ ------------ ------------- ------------- ------------ ------------ -------------
                                                                                                  Broker/
   Security                    Ticker/       Issuer/       Trade                     Principal    Dealer/
     Type           Units       Cusip        Company        Date          Price       Amount       Bank(1)
=============== ============ ============ ============= ============= ============ ============ =============

--------------- ------------ ------------ ------------- ------------- ------------ ------------ -------------

--------------- ------------ ------------ ------------- ------------- ------------ ------------ -------------

--------------- ------------ ------------ ------------- ------------- ------------ ------------ -------------

--------------- ------------ ------------ ------------- ------------- ------------ ------------ -------------

--------------- ------------ ------------ ------------- ------------- ------------ ------------ -------------

------------ ------------ ------------- ------------
   Acct       Interest      Maturity    Gift/ AIP/
     #         Rate(2)      Date(2)       NBI(3)
============ ============ ============= ============

------------ ------------ ------------- ------------

------------ ------------ ------------- ------------

------------ ------------ ------------- ------------

------------ ------------ ------------- ------------

------------ ------------ ------------- ------------

IF YOU ARE AN OFFICER OR AN INTERESTED DIRECTOR PLEASE RESPOND TO THE FOLLOWING
QUESTION: DID YOU ESTABLISH ANY INVESTMENT ACCOUNTS (i.e., BROKER/DEALER/BANK) THIS QUARTER? IF SO, INSERT THE FOLLOWING INFORMATION BELOW:

Name of Broker, Dealer or Bank where
account was established  -------------------------------------------------------

Account Number
               -----------------------------------------------------------------

Date Account was opened
                        --------------------------------------------------------
-------------
FOOTNOTES

(1) If you have made a direct issuer trade (i.e. traded directly with the company) enter N/A in this column.
(2) For Fixed Income securities only.
(3) Indicate here if transaction is a Gift, Automatic Investment Plan (AIP), or No Beneficial Ownership (NBI-you claim that you do not have any direct or indirect beneficial ownership in such transactions).

NOTE:  Use additional forms if necessary to report all transactions.

ATTACHMENT B

                                                                    CONFIDENTIAL

THE JAPAN FUND, INC.

PERSONAL SECURITIES HOLDINGS REPORT - Code of Ethics, IV. D. Report for Review under IV.E. RETURN TO: SEI LEGAL DEPARTMENT, ATTN: COMPLIANCE OFFICER, ONE FREEDOM VALLEY DRIVE, OAKS, PENNSYLVANIA 19456

--------------------------------------------------------------------------------
Name
-----------------------------------------------
                   (print)
--------------------------------------------------------------------------------


---------------------- ------------------- ------------------- ------------------- -------------------
  SYMBOL (OR CUSIP)     ISSUER/ COMPANY      SECURITY TYPE       PRINCIPAL AMT.     NUMBER OF SHARES
====================== =================== =================== =================== ===================

---------------------- ------------------- ------------------- ------------------- -------------------

---------------------- ------------------- ------------------- ------------------- -------------------

---------------------- ------------------- ------------------- ------------------- -------------------

---------------------- ------------------- ------------------- ------------------- -------------------

---------------------- ------------------- ------------------- ------------------- -------------------

---------------------- ------------------- ------------------- ------------------- -------------------

---------------------- ------------------- ------------------- ------------------- -------------------

------------------- ------------------- -------------------
                                          NAME IN WHICH
 NAME OF BROKER/                          SECURITY/ ACCT.
  DEALER OR BANK       ACCOUNT NUMBER        IS HELD
=================== =================== ===================

------------------- ------------------- -------------------

------------------- ------------------- -------------------

------------------- ------------------- -------------------

------------------- ------------------- -------------------

------------------- ------------------- -------------------

------------------- ------------------- -------------------

------------------- ------------------- -------------------

THE UNDERSIGNED DOES NOT BY THIS REPORT ADMIT THAT HE/SHE HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED.
[ ] I CERTIFY THAT THE SECURITIES LISTED ABOVE AND/OR THE HOLDINGS STATEMENTS ATTACHED REFLECT ALL MY REPORTABLE SECURITIES HOLDINGS AS OF A DATE NOT EARLIER THAN 45 DAYS PRIOR TO THE DATE OF MY SUBMISSION OF THIS REPORT.
[ ] I CURRENTLY HAVE NO REPORTABLE SECURITIES HOLDINGS TO REPORT.

NOT ALL SECURITIES ARE REQUIRED TO BE REPORTED. REPORTABLE SECURITIES HOLDINGS DO NOT INCLUDE DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, SHARES OF OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS) EXCEPT THE JAPAN FUND, INC., BANKERS ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER AND HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, INCLUDING REPURCHASE AGREEMENTS.

                             -----------------------     ----------
                                   Signature                Date

ATTACHMENT C                                                        CONFIDENTIAL

RETURN COMPLETED FORM TO: SEI LEGAL DEPARTMENT, ATTN: COMPLIANCE OFFICER, ONE FREEDOM VALLEY DRIVE, OAKS, PENNSYLVANIA 19456


                              THE JAPAN FUND, INC.
     ANNUAL ACKNOWLEDGEMENT OF OBLIGATIONS UNDER THE FUND'S CODE OF ETHICS
                     IV. D. REPORT FOR REVIEW UNDER IV. E.

-----------------------------------------------------
                  Name (print clearly)


I.       CODE OF ETHICS

         I understand that my signature below means that I HAVE READ/REREAD and understand the Fund's Code of Ethics. Further, I have reported all personal holdings and transactions required to be reported pursuant to the requirements of the Code and have complied with the provisions of the Code of Ethics applicable to me over the past year and will continue to comply with such provisions.

II.      CHECK THE APPROPRIATE STATEMENTS:

         (a)   [    ] I am an Unaffiliated Director, who is not an Interested
               Director and thus I am not required to provide duplicate account statements or disclose the existence of brokerage accounts; OR

         (b)   (1) [    ] I am an Unaffiliated Director who is nonetheless an
               Interested Director or

                   [    ] I am an Unaffiliated Officer

                                       AND

              (2) [ ] The following is a complete list of all broker, dealer or bank accounts that contain holdings wherein I have beneficial ownership:

                      ACCOUNT NUMBER                        BROKER NAME

              ----------------------------         -----------------------------

              ----------------------------         -----------------------------

                                      AND

              (3) [ ] I have submitted a supplemental report of all current holdings concurrently herewith (Use Attachment B to list additional holdings not on file).

                             -----------------------     ----------
                                   Signature                Date